CMA MICHIGAN

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA MICHIGAN MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-181,781,810	382,943,624	191,471,813	373,253,623	9,069,358		382,322,981
	Terry K. Glenn	-182,325,487	382,943,624	191,471,813	373,797,300	8,525,681		382,322,981
	Cynthia A. Montgomery	-181,781,810	382,943,624	191,471,813	373,253,623	9,069,358		382,322,981
	Charles C. Reilly	-182,282,120	382,943,624	191,471,813	373,753,933	8,569,048		382,322,981
	Kevin A. Ryan	-181,781,810	382,943,624	191,471,813	373,253,623	9,069,358		382,322,981
	Roscoe S. Suddarth	-182,291,188	382,943,624	191,471,813	373,763,001	8,559,980		382,322,981
	Richard R. West	-181,753,661	382,943,624	191,471,813	373,225,474	9,097,507		382,322,981
	Edward D. Zinbarg	-182,325,487	382,943,624	191,471,813	373,797,300	8,525,681		382,322,981

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-96,541,664	382,943,624	255,295,749	351,837,413	25,099,353	5,386,215	382,322,981
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-158,644,967	382,943,624	191,471,813	350,116,780	27,170,449	5,035,752	382,322,981
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG